UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

VIRNETX HOLDING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 Scotts Valley Drive, Suite 110 Scotts Valley, CA	95066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 438-8200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 26, 2009, VirnetX, Inc. (the “Company”) filed an unopposed motion with the United States District Court for the Eastern District of Texas for an order granting an approximate ninety day continuance of the trial and to enter a new docket control order in the ongoing patent infringement litigation between the Company and Microsoft Corporation. The Company recently announced that it has engaged McKool Smith as trial counsel for this litigation. The continuance and an amended calendar of events will enable the McKool team to complete the transition from the previous trial counsel as well as adequately prepare for all the upcoming submissions of the expert reports and the subsequent jury trial while the parties await the Markman order from the court. As the McKool engagement is on a fixed fee and contingency basis, the Company does not expect this delay to have any impact on the legal fees and expenses of the litigation.

Forward-Looking Statements

Statements in this report that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein include, without limitation, statements relating to McKool’s representation of the Company in connection with the Company’s patent infringement litigation against Microsoft Corporation. In addition to statements which explicitly describe risks and uncertainties, readers are urged to consider statements labeled with the terms “will,” “believes,” “belief,” “expects,” “intends,” “anticipates,” “will seek to,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject to all of the other risks and uncertainties that are described from time to time under the heading “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission, most recently in the Company’s Quarterly Report on Form 10-Q filed on May 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2009		VIRNETX HOLDING CORPORATION

	By:	/s/ Kendall Larsen

	Name: Title:	Kendall Larsen Chief Executive Officer